Exhibit 10.20


                 ECOS Group, Inc. 2000 Equity Compensation Plan


         1.       ESTABLISHMENT, EFFECTIVE DATE AND TERM

         ECOS GROUP, INC., a Florida corporation ("ECOS"), hereby establishes the "ECOS Group, Inc. 2000 Equity Participation Plan" (the "Plan"). The effective date of the Plan shall be July 11, 2000 (the "Effective Date"), which is the date that the Plan was approved and adopted by the Board of Directors of ECOS (the "Board"). Unless earlier terminated pursuant to Section 18 hereof, the Plan shall terminate on July 11, 2010.

         2.       PURPOSE

         The purpose of the Plan is to advance the interests of ECOS by providing Eligible Individuals (as defined in Section 3 below) with an opportunity to acquire or increase a proprietary interest in ECOS, which thereby will create a stronger incentive to expend maximum effort for the growth and success of ECOS and ECOS's subsidiaries, and will encourage such individuals to remain in the employ of ECOS or one or more of its subsidiaries.

         3.       ELIGIBILITY

         Options (as defined in Section 6 below) or Restricted Stock (as defined in Section 15 below) (Options and Restricted Stock are collectively referred to as "Award(s)") may be granted under the Plan to any employee, officer, or director (employee and non-employee directors) of the Company (as defined in Section 6 below) as determined by the Board from time to time on the basis of their importance to the business of ECOS (collectively, "Eligible Individuals"), provided that Incentive Stock Options (as defined in Section 6 below) may only be granted to employees of the Company. An individual may hold more than one Award, subject to such restrictions as are provided herein.

         4.       ADMINISTRATION

                  (a) Board. The Plan shall be administered by the Board or a Committee (as defined in Section 4(b)), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan, any Award granted, any Option Agreement (as defined in Section 9 below) or any Restricted Stock Agreement (as defined in Section 15 below) (Option Agreements and Restricted Stock Agreements are collectively referred to as "Award Agreements") entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with ECOS's Articles of Incorporation and By-Laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award granted or any Award Agreement entered into hereunder shall be final and conclusive.

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                  (b)      Committees. The Board may, in its discretion, from
                           time to time appoint one or more committees (the "Committees"). Where appropriate, any reference to the Board in this Plan or an Award Agreement shall also mean such Committees as appointed by the Board. The Board shall appoint a committee consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" and an "outside director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Section 162(m) of the Code (the "Outside Director Committee"). The Board, in its sole discretion, may provide that the role of the Committees shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committees such powers and authorities related to the administration of the Plan, as set forth in
                           Section 4(a) above, as the Board shall determine, consistent with the Articles of Incorporation and By-Laws of ECOS and applicable law. The Board may remove members, add members, and fill vacancies on the Committees from time to time, all in accordance with ECOS's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of a Committee, or acts reduced to or approved in writing by a majority of the members of a Committee, shall be the valid acts of the Committee.

                  (c) No Liability. No member of the Board or of the Committees shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder.

                  (d) Delegation to the Committees. In the event that the Plan, any Award granted or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by a Committee if the power and authority to do so has been delegated to such Committee by the Board as provided for in Section 4(b) above. Unless otherwise expressly determined by the Board, any such action or determination by a Committee shall be final and conclusive.

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         5.       COMMON STOCK

         The capital stock of ECOS that may be issued pursuant to Awards granted under the Plan shall be shares of common stock, with par value of $.012 per share, of ECOS (the "Common Stock"), which shares may be treasury shares or authorized but unissued shares. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be three million one hundred twenty-seven thousand one hundred eighty-six (3,127,186) shares, subject to adjustment as provided in Section 19 below. If any Award expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Award shall be available for future Awards granted under the Plan.

         6.       TYPE OF OPTIONS

         Each stock option granted under the Plan (an "Option") may be designated by the Board, in its sole discretion, either as (i) an "incentive stock option" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or
(ii) as a non-qualified stock option which is not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Stock Options"); provided, however, that Incentive Stock Options may only be granted to employees of ECOS, any "subsidiary corporation" as defined in Section 424 of the Code (a "Subsidiary") or any "parent corporation" as defined in Section 424 of the Code (a "Parent") (ECOS, Parent and Subsidiary are collectively referred to as the "Company"). In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Board.

         7.       GRANT OF OPTIONS

         Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of Common Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. Any Option granted to a "covered employee" as defined in Section 162(m)(3) of the Code ("Covered Employee") shall be made by the Outside Director Committee. The maximum number of shares of Common Stock subject to Options that may be granted during any calendar year under the Plan to any Covered Employee shall be one million (1,000,000).

         8.       LIMITATION ON INCENTIVE STOCK OPTIONS

                  (a) Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless (i) the purchase price for each share of Common Stock subject to such Incentive Stock Option is at least 110 percent (110%) of the fair market value of a share of Common Stock on the date of grant (determined in accordance with Section 10 below) and (ii) such Incentive Stock Option is not exercisable after the date which is five (5) years from the date of grant.

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                  (b)      Limitation on Grants. The aggregate fair market value
                           (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted and in accordance with Section 10 below) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non-Qualified Stock Option pursuant to
                           Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

         9.       OPTION AGREEMENTS

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by ECOS and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

         10.      OPTION PRICE

         The purchase price of each share of Common Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and subject to the provisions of Section 8(a) above, shall be not less than 100 percent (100%) of the fair market value of a share of Common Stock on the date the Option is granted. The fair market value shall be the closing price of a share of Common Stock on the national securities exchange on which ECOS's Common Stock is traded on the last trading day immediately prior to the date of grant; provided, however, that when granting Incentive Stock Options, the Board shall determine fair market value in accordance with the provisions of
Section 422 of the Code.

         11.      TERM AND VESTING OF OPTIONS

                  (a) Option Period. Subject to the provisions of Sections 8(a) and Section 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed (10) years.


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                  (b)      Vesting Each Option Agreement will specify the
                           vesting schedule, if any, applicable to Options. Notwithstanding the foregoing, the Board may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

         12.      MANNER OF EXERCISE AND PAYMENT

                  (a) Exercise. An Option that is exercisable hereunder may be exercised by delivery to ECOS on any business day, at its principal office, addressed to the attention of the Chief Financial Officer, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

                  (b) Payment. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, through the tender to ECOS of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 10 above) on the date of exercise; (iii) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by delivering a written direction to ECOS that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to ECOS by a broker upon receipt of stock certificates from ECOS) or a "cashless" exercise/loan procedure (pursuant to which the Optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to ECOS whereby the stock certificate or certificates for the shares of Common Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to ECOS cash (or cash equivalents acceptable to ECOS) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that ECOS may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and agreed to by the Board in its sole and absolute discretion, by the delivery of a promissory note of the Optionee to ECOS on such terms as the Board shall specify in its sole and absolute discretion; or (v) by a combination of the methods described in clauses (i), (ii), (iii) and
                           (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the "cashless" exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

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                  (c)      Issuance of Certificates. Promptly after the exercise
                           of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         13.      TRANSFERABILITY OF OPTIONS

                  (a) Incentive Stock Options. No Incentive Stock Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

                  (b) Non-Qualified Stock Options. Unless otherwise permitted by the Board in its sole and absolute discretion, no non-qualified stock option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution; provided, however, that if no consideration is received for the transfer, an Optionee may transfer Non-Qualified Stock Options to the Optionee's children, spouse, grandchildren or an entity (including a trust) established solely for the benefit of the Optionee or the Optionee's children, spouse or grandchildren. A Non-Qualified Stock Option transferred pursuant to this Section shall be subject to the terms and conditions applicable to the Option immediately before the transfer.

         14.      TERMINATION OF EMPLOYMENT, DEATH, OR DISABILITY

                  (a) General. Unless otherwise provided in an Option Agreement, upon the termination of the employment or other service of an Optionee with the Company, other than by reason of Cause (as defined below), death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to such Optionee which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination the Optionee's unvested Options shall expire and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such unvested Option. Notwithstanding the provisions of this Section 14, the Board may provide, in its discretion, that following the termination of employment or service of an Optionee with Company (for any reason), an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 11(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above. Unless otherwise determined by the Board, temporary absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company.

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                  (b)      Cause. Upon termination of the employment or other
                           service of an Optionee with the Company for Cause, any Option granted to the Optionee shall expire immediately and the Optionee shall have no further right to purchase shares of Common Stock pursuant to such Options. For purposes of the Plan, "Cause" means
                           (i) failure or refusal of the Optionee to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Optionee in the performance of his duties, (iii) commission by the Optionee of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, or (iv) the Optionee's commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company. Notwithstanding the above, if an Optionee and the Company have entered into an employment agreement which defines the term "Cause" for purposes of such employment agreement, "Cause" shall be defined pursuant to the definition in such employment agreement with respect to such Optionee's Options. The Board shall determine whether Cause exists for purposes of this Plan.

                  (c) Death or Disability. If an Optionee's employment or service with the Company terminates by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option granted to such Optionee which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed one (1) year after such termination. Upon such termination, the Optionee's unvested Options shall expire and the Optionee (and his beneficiaries) shall have no further right to purchase shares of Common Stock pursuant to such unvested Option. In the event the Optionee's employment is terminated by reason of death, any vested Options held by such Optionee at the date of such Optionee's death may be exercised, in whole or in part, by the Optionee's estate, the devisee named in the Optionee's valid last will and testament or the Optionee's heir at law who inherits the Option any portion of the Option.

         15.      RESTRICTED STOCK

                  (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine ("Recipients"), shares of Common Stock subject to any restrictions as the Board deems advisable ("Restricted Stock"), in such amounts as the Board shall determine in its sole and absolute discretion. Each grant of Restricted Stock will satisfy the requirements as set forth in this Section 15.

                  (b) Written Agreement. All Restricted Stock granted pursuant to the Plan will be evidenced by written agreement (a "Restricted Stock Agreement"). Each Restricted Stock Agreement shall specify the number of shares of Restricted Stock awarded to the Recipient and contain such provisions as the Board shall deem appropriate at the date the Restricted Stock is granted. The terms of the Restricted Stock Agreement need not be identical for different Recipients; provided, however, that all such Restricted Stock Agreements shall comply with all terms of the Plan. The Restricted Stock Agreement shall specify the period during which the applicable restrictions apply to the Restricted Stock (the "Period of Restriction").

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                  (c)      Restrictions. The Board shall impose such
                           restrictions on any Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific Company-wide and/or individual performance goals, and/or restrictions under applicable federal or state securities laws, and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.

                  (d) Transferability. Unless otherwise permitted by the Board in its sole and absolute discretion, the Restricted Stock granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board at grant and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board at grant and specified in the Restricted Stock Agreement.

                  (e) Certificate Legend. In addition to any legends placed on certificates pursuant to Section 15(c) above, each certificate representing shares of Restricted Stock granted pursuant to this Plan shall bear the following legend:

                           "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the ECOS Group, Inc., 2000 Equity Participation Plan, as amended, and in a Restricted Stock Agreement dated _______________. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Chief Financial Officer of ECOS."

                  (f) Removal of Restrictions. Except as otherwise provided in this Section 15, shares of Restricted Stock shall become freely transferable by the Recipient after the last day of the Period of Restriction. Once the shares of Restricted Stock are released from the restrictions, the Recipient shall be entitled to have the legend required by Section 15(e) above removed from his share certificate.

                  (g) Shareholder Rights. During the Period of Restriction, the Restricted Stock shall be treated as outstanding and the Recipient holding shares of Restricted Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

                  (h) Death or Disability. Unless otherwise provided in a Restricted Stock Agreement, if a Recipient's employment or service with the Company terminates by reason of death or "total and permanent disability" (within the meaning of Section 22(e)(3) of the Code), all nonvested shares of Restricted Stock held by the Recipient shall be forfeited immediately and returned to the Company; provided, however, that the Board may provide, in its sole and absolute discretion, on a case by case basis, that some or all of the restrictions on the Recipient's shares of Restricted Stock shall expire on the date of such termination.

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                  (i)      Termination of Service. Unless otherwise provided in
                           a Restricted Stock Agreement, if the Recipient's employment or service with the Company terminates for any reason other than death or disability, all nonvested shares of Restricted Stock held by the Recipient shall be forfeited immediately and returned to the Company; provided, however, that the Board may provide, in its sole and absolute discretion, on a case by case basis, that some or all of the restrictions on the Recipient's shares of Restricted Stock shall expire on the date of such termination.

         16.      USE OF PROCEEDS

         The proceeds received by ECOS from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of ECOS.

         17.      REQUIREMENTS OF LAW

                  (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Option, the Recipient or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto or the grant of Restricted Stock to comply with any law or regulation of any governmental authority.

                  (b) Registration. At the time of any exercise of any Option or receipt of Restricted Stock, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee or Recipient (or Optionee's or Recipient's heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to purchase the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee or Recipient (or Optionee's or Recipient's heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part and the restrictions on the Restricted Stock may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto, or to cause the grant of Restricted Stock to comply with any law or regulation of any governmental authority.

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                  (c)      Withholding. The Board may make such provisions and
                           take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, the grant of Restricted Stock or the removal of restrictions on the Restricted Stock, including, but not limited to:
                           (i) the withholding of delivery of shares of Common Stock until the holder of the Option or Restricted Stock reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

                  (d) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         18.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of ECOS at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of ECOS shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be sold or issued pursuant to Awards that are granted under the Plan (except as permitted under Section 19 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange
Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under
Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.

         19. RECAPITALIZATION, REORGANIZATIONS, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

                  (a) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ECOS by reason of any recapitalization, reclassification, reorganization
                           (other than as described in Section 19(b) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ECOS, or other increase or decrease in such shares effected without receipt of consideration by ECOS, occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Board
                           (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan, and (iii) in the Option Price per share of outstanding Options granted under the Plan.

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                  (b)      Reorganization. Unless otherwise provided in an Award
                           Agreement, in the event of a Reorganization (as defined below) of ECOS, the Board may in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Awards may become immediately exercisable, without regard to any limitation on exercise imposed pursuant to Section 11(b). In the event of a Reorganization of ECOS, the Board may, in its sole and absolute discretion, provide on a case by case basis that Options shall terminate upon a Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Board does not terminate an Option upon a Reorganization of ECOS, then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization. For purposes of this Plan a "Reorganization" of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if ECOS, any Parent or any Subsidiary is the surviving entity.

                  (c) Change in Control. Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined below) of ECOS, the Board may, in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to Section 11(b). In the event of a Change in Control of ECOS, the Board may, in its sole and absolute discretion, provide on a case by case basis that Options shall terminate, provided however, that Optionee shall have the right for a reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall acquire direct or indirect beneficial ownership (whether as a result of stock ownership, revocable or irrevocable proxies or otherwise) of securities of an entity, pursuant to one or more transactions, such that after consummation and as a result of such transaction, such person has direct or indirect beneficial ownership of 50% or more of the total combined voting power with respect to the election of directors of the issued and outstanding securities of ECOS. For purposes of the Plan, a "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary, and "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

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


                  (d) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Award Agreement, in the event of a Change in Control or Reorganization of a Parent or Subsidiary, or in the event that a Parent or Subsidiary ceases to be a Parent or Subsidiary as defined in Section 424 of the Code, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Awards held by an Optionee or a Recipient employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of an Optionee or Recipient employed by or providing service to such Parent or Subsidiary as terminated (and such Optionee shall have the right to exercise his or her Options in accordance with
                           Section 14(a) of the Plan) if such Optionee is not employed by or providing service to ECOS or any Parent or Subsidiary immediately after such event.

                  (e) Dissolution or Liquidation. Upon the dissolution or liquidation of ECOS, the Plan and all Awards outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 19(e), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

                  (f) Adjustments. Adjustments under this Section 19 related to stock or securities of ECOS shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                  (g) No Limitations. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of ECOS to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         20.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Option holder or Recipient, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Option shall not be deemed for any purpose to be a stockholder of ECOS with respect to such Option except to the extent that such Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 20 hereof.

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


         21.      NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

         22.      SEVERABILITY

         If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         23.      NOTICES

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to ECOS, to its principal place of business, attention:
Stock Option Administrator, and if to the holder of an Award, to the address as appearing on the records of the Company.





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